As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-

Post-Effective Amendment

No. 1 to Registration No. 333-115326

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

AND POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

UNDER

THE SECURITIES ACT OF 1933

XM Satellite Radio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1500 Eckington Place, NE

Washington, DC 20002

(202) 380-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph M. Titlebaum

Executive Vice President, General Counsel and Secretary

XM Satellite Radio Holdings Inc.

1500 Eckington Place, NE

Washington, DC 20002

(202) 380-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Kaufman, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Class A Common Stock, par value $.01 per share (2)	980,670	$38.61(3)	$37,863,669(3)	$4,457(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of the Class A common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors of the registrant while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional shares of Class A common stock.
(2)	Common stock includes associated rights to purchase shares of the registrant’s Series D Junior Participating Preferred Stock. Until the occurrence of certain prescribed events, none of which have occurred, the rights are not exercisable, are evidenced by the certificates representing the Class A common stock, and will be transferred along with and only with the Class A common stock.
(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices of the registrant’s Class A common stock on the Nasdaq National Market on December 10, 2004.

In accordance with Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to 10,000,000 shares of Class A common stock of the registrant covered by Registration Statement No. 333-115326 of the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.

Subject to Completion, dated December 17, 2004

PROSPECTUS

XM SATELLITE RADIO HOLDINGS INC.

10,980,670 Shares of Class A Common Stock

Corporate Headquarters:

1500 Eckington Place, N.E.

Washington, D.C. 20002

(202) 380-4000

We have registered for resale under this prospectus 10,980,670 shares of Class A common stock held by the Sub-Trust of the General Motors Welfare Benefit Trust established under the General Motors Welfare Benefit Trust, a voluntary employees’ beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the General Motors Health Care Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans, which is referred to herein as the Sub-Trust or the VEBA. These shares were contributed to the Sub-Trust by General Motors Corporation on December 15, 2004. General Motors initially acquired 10,000,000 of these shares upon exercise, in April 2004, of a warrant issued in January 2003 and 980,670 of these shares upon conversion, in February 2004, of a portion of a convertible note issued in January 2003. In connection with the contribution, General Motors assigned to the Sub-Trust certain of its rights and obligations under a registration rights agreement with us related to the contributed shares.

Our Class A common stock is listed on the Nasdaq National Market under the symbol “XMSR.” On December 16, 2004, the last reported sale price of our Class A common stock was $38.79.

Investing in the Class A common stock involves risks. See “ Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholder may, from time to time, offer shares of our Class A common stock owned by it. Each time the selling securityholder offers Class A common stock under this prospectus, it will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” for more information.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any documents incorporated by reference in this prospectus is accurate only as of the date on the front cover of the applicable document or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, in this prospectus, “XM,” “we,” “us” and “our” refer to XM Satellite Radio Holdings Inc. and its subsidiaries.

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SUMMARY

We are America’s leading satellite radio service company, providing music, entertainment and information programming for reception by vehicle, home and portable radios nationwide and over the internet to over 2.5 million subscribers as of September 30, 2004. The full XM lineup now includes more than 130 channels of music, news, talk, traffic and weather, sports and children’s programming for a monthly subscription fee. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, commercial-free music channels and digital sound quality.

Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our web site is not, and should not be deemed to be, part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. described in our Annual Report on Form 10-K, filed with the SEC on March 15, 2004, which are incorporated by reference in this prospectus, and those set forth following this paragraph. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Future issuances of our Class A common stock could lower our stock price and impair our ability to raise funds in new stock offerings.

We have issued and outstanding securities exercisable for or convertible into a significant number of shares of our Class A common stock, some of which accrue interest which is convertible into Class A common stock or give us the option to make interest or other payments in our Class A common stock or securities convertible into Class A common stock. These existing instruments therefore could lead to a significant increase in the amount of Class A common stock outstanding. As of September 30, 2004, we had outstanding 204,715,642 shares of Class A common stock. On a pro forma basis as of September 30, 2004, if we issued all shares issuable upon conversion or exercise of outstanding securities, we would have had 318,395,325 shares of Class A common stock outstanding on that date. Issuances of a large number of shares could adversely affect the market price of our Class A common stock. Most of the shares of our Class A common stock that are not already publicly-traded, including those held by affiliates, have been registered by us for resale into the public market. The sale into the public market of a large number of privately-issued shares could adversely affect the market price of our Class A common stock and could impair our ability to raise funds in additional stock offerings.

The market price of our securities could be hurt by substantial price and volume fluctuations.

Historically, securities prices and trading volumes for emerging companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their businesses or results of operations. This market volatility could depress the price of our securities without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of our securities would likely significantly decrease.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made and incorporated by reference statements in this document that constitute “forward-looking statements” as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements.

Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, the following:

•	Our significant expenditures and losses;

•	The unproven market for our service;

•	The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

•	Potential need for additional financing; and

•	Our substantial indebtedness.

For a more detailed discussion of some of these factors, please read carefully the information under “Risk Factors” set forth in our Annual Report on Form 10-K, filed with the SEC on March 15, 2004. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling securityholder of the shares of Class A common stock. The selling securityholder received the shares of Class A common stock offered hereby from General Motors, which acquired the shares from us upon the conversion of a portion of a convertible note and upon the exercise of a warrant by payment in cash of the warrant’s exercise price. We have paid or agreed to pay the expenses of registering the Class A common stock being offered by the selling securityholder pursuant to this prospectus.

SELLING SECURITYHOLDER

The Sub-Trust of the General Motors Welfare Benefit Trust (the “Sub-Trust”) established under the General Motors Welfare Benefit Trust (the “VEBA”) owns all of the shares offered hereby. The shares offered hereby were contributed to the Sub-Trust by General Motors Corporation on December 15, 2004. General Motors Investment Management Corporation, a wholly-owned subsidiary of General Motors, is the named fiduciary for investment purposes of the VEBA under the Employee Retirement Income Security Act of 1974, as amended.

United States Trust Company of New York is the trustee for the Sub-Trust. The trustee has responsibility to prudently manage the Class A common stock held by the Sub-Trust. Subject to the terms of the registration rights agreement with us, the trustee has the authority to cause the Sub-Trust to sell the shares of Class A common stock from time to time as it may deem appropriate, and to vote the shares of Class A common stock held by the Sub-Trust. The trustee intends to manage the sale of the Class A common stock in a manner consistent with maintaining an orderly market for the shares.

The selling securityholder may from time to time offer and sell pursuant to this prospectus the shares of Class A common stock set forth opposite its name in the table below. The following table sets forth the name of the selling securityholder and the following information as of December 15, 2004:

•	the number of shares of Class A common stock beneficially owned by the selling securityholder;

•	the maximum number of shares that may be offered for sale by the selling securityholder under this prospectus;

•	the number of shares beneficially owned by the selling securityholder, assuming all such shares are sold; and

•	the percentage of our outstanding Class A common stock beneficially owned by the selling securityholder.

The selling securityholder may offer all, some or none of the Class A common stock shown in the table. Because the selling securityholder may offer all or some portion of the Class A common stock, we have assumed for purposes of completing the last column in the table that all shares of Class A common stock offered hereby will have been sold by the selling securityholder upon termination of sales pursuant to this prospectus.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering	Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering	Percentage of Outstanding Class A Common Stock Beneficially Owned After Completion of the Offering
Sub-Trust of the General Motors Welfare Benefit Trust (1)	10,980,670	10,980,670	—	—

(1)	The selling securityholder has not had any material relationship with us within the past three years. However, General Motors Corporation and its subsidiary, OnStar Corporation, have entered into certain arrangements with us, as described in our Proxy Statement, filed with the SEC on April 21, 2004 and incorporated herein by reference. As of December 16, 2004, General Motors was the beneficial owner of 5,553,252 shares of Class A common stock. Because the selling securityholder does not have voting or investment power over the shares of Class A common stock beneficially owned by General Motors, the above table does not include the shares of Class A common stock beneficially owned by General Motors.

Information concerning the selling securityholder may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholder and its successors, which term includes its transferees, pledgees or donees or its successors in interest, may offer and sell, from time to time, the Class A common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The Class A common stock may be sold by or for the account of the selling securityholder or its successors in interest from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	otherwise than on such exchanges or services or in the over-the-counter market,

•	through the writing of options, whether such options are listed on an options exchange or otherwise,

•	through the settlement of short sales,

•	through a block trade in which the broker-dealer so engaged may sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

•	through a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account,

•	involving an ordinary brokerage transaction or a transaction in which the broker-dealer solicits purchasers,

•	that are privately negotiated,

•	through an underwritten offering, or

•	through a combination of the above methods of sale.

In connection with the sale of the Class A common stock, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the Class A common stock and deliver these securities to close out such short positions, sell short and deliver these securities to close out such short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities.

At the time a particular offering of the Class A common stock is made, a supplement to this prospectus, if required, will be distributed which will set forth the aggregate amount of Class A common stock being offered, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, that such broker-dealer(s) did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus and other facts material to the transaction. Each broker-dealer that receives the Class A common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus and any prospectus supplement in connection with any sale of Class A common stock.

In addition, upon receiving notice from a selling securityholder that a donee, pledgee or transferee or other successor-in-interest intends to sell shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the transferee. We have agreed with the selling securityholder to keep the registration statement of which this prospectus is a part effective until all shares are sold by the selling securityholder or all unsold shares are immediately saleable without restriction (including without volume limitations) and without registration under the Securities Act.

The aggregate proceeds to the selling securityholder from the sale of the Class A common stock offered by them hereby will be the purchase price of such shares of Class A common stock less discounts and commissions, if any. The selling securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our outstanding Class A common stock is included for quotation on the Nasdaq National Market.

In order to comply with the securities laws of certain jurisdictions, if applicable, the Class A common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholder and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling securityholder and have informed it of its obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares. The selling securityholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and has agreed that it will not engage in any transaction in violation of such provisions.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 or any other available exemption rather than pursuant to this prospectus. There is no assurance that the selling securityholder will sell any or all of the Class A common stock described herein, and the selling securityholder may transfer, devise or gift such securities by other means not described in this prospectus.

To the extent required, the shares of Class A common stock to be sold, the name of the selling securityholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling securityholder may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of the Class A common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. The selling securityholder may also sell shares of the Class A common stock short using this prospectus and deliver the Class A common stock covered by this prospectus to close out such short positions, or loan or pledge the Class A common stock to financial institutions that in turn may sell the shares of our Class A common stock using this prospectus. The selling securityholder may pledge or grant a security interest in some or all of the Class A common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if the selling securityholder defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the Class A common stock from time to time pursuant to this prospectus.

The selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions likely will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We will pay all of our expenses and substantially all of the expenses incurred by the selling securityholder incident to the offering and sale of the Class A common stock, provided that the selling securityholder will be responsible for payment of commissions, concessions and discounts of underwriters, broker-dealers or agents. The selling securityholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of Class A common stock and activities of the selling securityholder.

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus have been passed upon for us by Hogan & Hartson L.L.P.

EXPERTS

The consolidated financial statements and schedule of XM Satellite Radio Holdings Inc. and subsidiaries (the “Company”) as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit reports contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004;

•	Our Proxy Statement, filed with the SEC on April 21, 2004;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed with the SEC on May 10, 2004;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on August 9, 2004;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the SEC on November 4, 2004;

•	Our Current Reports on Form 8-K, filed with the SEC on:

•	January 14, 2004;
•	January 23, 2004;
•	March 31, 2004;
•	April 21, 2004;
•	April 23, 2004;
•	August 5, 2004;
•	October 20, 2004;
•	November 24, 2004;
•	December 7, 2004; and
•	December 17, 2004; and

•	The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on September 23, 1999, including any amendment or report filed for the purpose of updating this description.

In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, DC 20002

Attn: Investor Relations

(202) 380-4000

Our reports and amendments filed with the SEC can be accessed free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning us and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the locations listed in the first paragraph under this heading.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the estimated expenses payable by XM in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$35,879
Printing and engraving fees	5,000
Legal fees and expenses	5,000
Blue Sky fees and expenses	5,000
Accountant’s fees and expenses	5,000
Miscellaneous expenses	5,000

Total	$60,879

Item 15. Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law permits indemnification of officers and directors of our company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation law.

Article Ninth of our Restated Certificate of Incorporation and Article VI, Section 1 of our Bylaws provide that we shall indemnify our directors and officers and any such directors and officers serving at our request as a director, officer, employee or agent of another entity to the fullest extent not prohibited by the Delaware General Corporation Law. The bylaws also provide that we may, but shall not be obligated to, maintain insurance, at our expense, for the benefit of our company and of any person to be indemnified. In addition, we have entered or will enter into indemnification agreements with our directors and officers that provide for indemnification in addition to the indemnification provided in our Bylaws. The indemnification agreements contain provisions that may require our company, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of our company or other entities to which they provide service at the request of our company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our Restated Certificate of Incorporation provides that a director shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived any improper personal benefit

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Item 16. Exhibits

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on December 17, 2004.

XM SATELLITE RADIO HOLDINGS INC.

By:	/S/ HUGH PANERO
Hugh Panero President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero and Joseph Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ HUGH PANERO Hugh Panero	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2004

/S/ GARY M. PARSONS Gary M. Parsons	Chairman of the Board of Directors	December 17, 2004

/S/ JOSEPH J. EUTENEUER Joseph J. Euteneuer	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2004

/S/ NATHANIEL A. DAVIS Nathaniel A. Davis	Director	December 17, 2004

/S/ THOMAS J. DONOHUE Thomas J. Donohue	Director	December 17, 2004

Thomas G. Elliott	Director	December 17, 2004

George W. Haywood	Director	December 17, 2004

/S/ CHESTER A. HUBER, JR. Chester A. Huber, Jr.	Director	December 17, 2004

/S/ JARL MOHN Jarl Mohn	Director	December 17, 2004

/S/ PIERCE J. ROBERTS, JR. Pierce J. Roberts, Jr.	Director	December 17, 2004

Jack Shaw	Director	December 17, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of registrant’s Registration Statement on Form S-1 (Reg. No. 333-83619)).

4.1.1	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the registrant’s Registration Statement on Form S-3 (Reg. No. 333-89132)).

4.1.2	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.6 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2003).

4.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 12, 2003).

4.3	Form of Certificate for the registrant’s shares of Class A common stock (incorporated by reference to Exhibit 3 to the registrant’s Registration Statement on Form 8-A, filed with the SEC on September 23, 1999).

5.1	Opinion of Hogan & Hartson L.L.P. concerning the legality of the securities offered hereunder.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page hereto).

99.1	Second Amended and Restated Registration Rights Agreement, by and among the registrant and the holders of the registrant’s securities named therein, dated as of January 28, 2003 (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K, filed with the SEC on January 29, 2003).